Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER 2018 RESULTS

•	The Company raises its revenue guidance range and reaffirms its Adjusted EBITDA* and Normalized Free Cash Flow* guidance ranges for the fiscal year ending December 31, 2018.
RUTLAND, VERMONT (August 2, 2018) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended June 30, 2018.
Second Quarter and Year-To-Date Highlights:

•	Revenues were $165.6 million for the quarter, up $11.6 million, or 7.6%, from the same period in 2017.

•	Overall solid waste pricing for the quarter was up 4.3%, driven by strong collection pricing, up 4.9%, and robust landfill pricing, up 4.1%, from the same period in 2017.

•	Net income was $1.7 million for the quarter, an increase of $55.4 million from the same period in 2017.

•	Adjusted Net Income* was $9.6 million for the quarter, down $(1.2) million from the same period in 2017.

•	Adjusted EBITDA was $37.1 million for the quarter, up $1.0 million, or 2.8%, from the same period in 2017.

•	Net cash provided by operating activities was $48.1 million year-to-date, up $8.1 million, or 20.2%, from the same period in 2017.

•	Normalized Free Cash Flow was $16.1 million year-to-date, up $2.7 million, or 19.8%, from the same period in 2017.

•	The Company has acquired approximately $19.0 million of annualized revenues year-to-date, and is on track to exceed its target range for 2018 given its near-term pipeline.
“We had another strong operational quarter, as we continued to execute well against our key strategies as part of our 2021 plan,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We remain focused on driving Normalized Free Cash Flow growth by increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, using technology to drive profitable growth and efficiencies, and allocating capital to balance delevering with strategic growth.”
“Year-to-date, Normalized Free Cash Flow grew by 19.8%, which is outpacing the target range set in our 2021 plan and reflects our continued success to date executing against our key strategies,” Casella said. “This robust growth was driven by strong pricing execution in our solid waste operations, sourcing new volumes at higher prices, and execution against our acquisition strategy.”
“Our disciplined solid waste pricing programs continued to add value, with collection pricing up 4.9% and landfill pricing up 4.1%,” Casella said. “This strong pricing was coupled with 1.5% solid waste volume growth, mainly driven by higher volumes in the collection line-of-business coupled with the completion of a one-time soil remediation job that started in the first quarter.”
“We continue to make substantial progress ramping up our acquisition pipeline and we are actively working on target acquisitions with over $40 million of annual revenues, " Casella said. "We are focused on acquiring well run businesses in strategic markets that will drive additional internalization to our landfills. We are also focused on more effectively optimizing waste placement around the northeast as the ever-tightening disposal market is creating additional opportunity to source new volumes at higher prices.”
“The recycling business continued to face headwinds as commodity pricing for recycled paper and cardboard declined further in the second quarter,” Casella said. “Our average commodity revenue per ton was down roughly 55% year-over-year in the quarter, and down roughly 12% sequentially from the first quarter to the second quarter. Commodity prices have stabilized in June and into July, and we are pleased that our trailing SRA fee is now fully recovering higher recycling costs in our hauling operations, albeit the program is designed to recover costs and as a result has pressured margins. However, we are still absorbing all of the commodity pricing risk on several legacy third party processing contracts at our recycling facilities, and our variable costs have increased as we have had to slow processing lines to improve quality while incurring higher transportation costs to deliver commodities to new markets. Looking forward to 2019, we expect recycling to provide a positive tailwind even if commodity prices stay at historically low levels as several third party recycling processing contracts will reset over the next twelve months.”
For the quarter, revenues were $165.6 million, up $11.6 million, or 7.6%, from the same period in 2017, with revenue growth mainly driven by: robust collection and disposal pricing; higher solid waste volumes; higher organics and customer solutions volumes; and the roll-over impact from acquisitions; partially offset by lower recycling commodity prices and volumes.
Net income was $1.7 million for the quarter, or $0.04 per diluted common share for the quarter, an increase in net income of $55.4 million, as compared to net loss of $(53.7) million, or $(1.28) per diluted common share for the same period in 2017. Adjusted Net Income was $9.6 million for the quarter, or Adjusted Diluted Earnings Per Common Share* of $0.22 for the quarter, as compared to Adjusted Net Income of $10.8 million, or Adjusted Diluted Earnings Per Common Share of $0.25 for the same period in 2017.
The second quarter included: a $0.2 million Southbridge Landfill closure charge primarily related to on-going legal expenses; $0.3 million of expense from acquisition activities and other items; and a $7.4 million loss on debt extinguishment primarily related to the refinancing of our senior secured credit facility. The same period in 2017 included a $64.1 million Southbridge landfill closure charge associated with our decision to cease operations at the site by December 31, 2018.
Operating income was $15.1 million for the quarter, as compared to operating loss of $(47.3) million for the same period in 2017. Adjusted Operating Income* was $15.7 million for the quarter, down $(1.2) million from the same period in 2017. Adjusted EBITDA was $37.1 million for the quarter, up $1.0 million from the same period in 2017, with growth mainly driven by improved performance in the Company's collection and disposal lines-of-business, partially offset by a decline in the recycling line-of-business.
For the six months ended June 30, 2018, revenues were $313.1 million, up $25.3 million, or 8.8%, from the same period in 2017, mainly driven by robust collection and disposal pricing, higher disposal volumes and higher volumes in our organics line-of-business, partially offset by lower commodity pricing and volumes.
Net loss was $(2.2) million, or $(0.05) per diluted common share year-to-date, a decrease in net loss of $51.7 million, as compared to net loss of $(53.9) million, or $(1.29) per diluted common share for the same period in 2017.
Operating income was $16.0 million year-to-date, as compared to operating loss of $(40.7) million for the same period in 2017. Adjusted Operating Income was $20.5 million year-to-date, down $(2.9) million from the same period in 2017. Adjusted EBITDA was $61.7 million year-to-date, up $2.5 million from the same period in 2017.
Net cash provided by operating activities was $48.1 million year-to-date, as compared to $40.1 million for the same period in 2017. Normalized Free Cash Flow was $16.1 million year-to-date, as compared to $13.4 million for the same period in 2017. Normalized Free Cash Flow for the current year-to-date period included the following adjustments: a $2.1 million contract settlement cash outlay related to the termination of a recycling brokerage contract, $1.7 million of cash outlays related to the planned closure of the Southbridge landfill, $0.1 million of cash outlays related to potential acquisitions, and $2.6 million of capital expenditures related to acquisitions or the assumption of new customers from a distressed market participant.
Outlook
“Our solid waste, customer solutions and organics operations all continued to outperform budget in the second quarter and we expect this outperformance to continue through the remainder of the year,” Casella said.  “Despite the further deterioration of recycling commodity prices from the first quarter, and our expectation that commodity prices stay flat at the current historically low levels for the remainder of 2018, we have reaffirmed our Adjusted EBITDA and Normalized Free Cash Flow guidance ranges for the fiscal year ending December 31, 2018.  We have increased our revenue guidance range for the year given our higher cost recovery fees, including our SRA and Energy & Environmental fees, and higher organics volumes on a new transportation and disposal contract.”
The estimated ranges are as follows:

•	Revenues between $630 million and $640 million (increased from a range of $618 million to $628 million);

•	Adjusted EBITDA between $135 million and $139 million; and

•	Normalized Free Cash Flow between $42 million and $46 million.
Adjusted EBITDA and Normalized Free Cash Flow related to the fiscal year ending December 31, 2018 are described in the Reconciliation of 2018 Outlook Non-GAAP Measures section of this press release.
Conference call to discuss quarter
The Company will host a conference call to discuss these results on Friday, August 3, 2018 at 9:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.
A replay of the call will be available on the Company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 174 7608) until 1:00 p.m. ET on August 10, 2018.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure charge, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure charge, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net income (loss), adjusted for the U.S. tax reform impact, the Southbridge Landfill closure charge, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, impacts from divestiture transactions, losses on debt modifications, as well as impairment of investments ("Adjusted Net Income"), which is a non-GAAP financial measure.
The Company also discloses Adjusted Diluted Earnings Per Common Share, which is Adjusted Net Income divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units. Adjusted Diluted Earnings Per Common Share is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, less capital expenditures, less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, plus certain cash outflows associated with contract settlement costs, plus certain cash outflows associated with expense from acquisition activities and other items, plus certain cash outflows associated with capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant, (less) plus cash (inflows) outflows associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, plus changes in assets and liabilities, net of effects of acquisitions and divestitures, gains on sale of property and equipment, environmental remediation charges, losses on debt extinguishment, stock based compensation expense, development project charges, the non-cash Southbridge Landfill closure charge, interest expense - less amortization, provisions for income taxes, net of deferred taxes, and adjustments as allowed by the Company's credit facility agreement ("Consolidated EBITDA") and total long-term debt and capital leases, less unencumbered cash and cash equivalents in excess of $2.0 million ("Consolidated Funded Debt, Net" and, divided by Consolidated EBITDA, the "Consolidated Net Leverage Ratio"), which are non-GAAP financial measures.
Adjusted EBITDA, Adjusted Operating Income and Adjusted net income are reconciled to net income (loss); Adjusted Diluted Earnings Per Common Share is reconciled to diluted earnings per common share; Free Cash Flow, Normalized Free Cash Flow and Consolidated EBITDA are reconciled to net cash provided by operating activities; and Consolidated Funded Debt, Net is reconciled to total long-term debt and capital leases.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio presented by other companies.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results and guidance, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things: new policies adopted by China as part of its “National Sword” program that will restrict imports of recyclable materials into China and have a material impact on the Company’s financial results; the planned capping and closure of the Southbridge Landfill and the pending litigation relating to the Southbridge Landfill, and the lawsuit relating to the North Country Landfill could result in unexpected material costs; adverse weather conditions may negatively impact the Company’s revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company’s control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2017, and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$165,649	$154,016	$313,104	$287,818
Operating expenses:
Cost of operations	111,800	102,519	217,409	197,063
General and administration	20,793	18,794	41,820	37,638
Depreciation and amortization	17,386	15,868	33,370	29,717
Expense from acquisition activities and other items	349	—	349	—
Southbridge Landfill closure charge (1)	172	64,114	1,759	64,114
Contract settlement charge	—	—	2,100	—
Development project charge	—	—	311	—
	150,500	201,295	297,118	328,532
Operating income (loss)	15,149	(47,279)	15,986	(40,714)
Other expense (income):
Interest expense, net	6,390	6,282	12,814	12,663
Loss on debt extinguishment	7,352	46	7,352	517
Other income	(342)	(326)	(431)	(405)
Other expense, net	13,400	6,002	19,735	12,775
Income (loss) before income taxes	1,749	(53,281)	(3,749)	(53,489)
Provision (benefit) for income taxes	45	394	(1,543)	411
Net income (loss)	$1,704	$(53,675)	$(2,206)	$(53,900)
Basic weighted average common shares outstanding	42,661	41,811	42,516	41,698
Basic earnings per common share	$0.04	$(1.28)	$(0.05)	$(1.29)
Diluted weighted average common shares outstanding	43,916	41,811	42,516	41,698
Diluted earnings per common share	$0.04	$(1.28)	$(0.05)	$(1.29)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2018	December 31, 2017
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$2,092	$1,995
Accounts receivable - trade, net of allowance for doubtful accounts	78,920	65,953
Other current assets	15,863	16,432
Total current assets	96,875	84,380
Property, plant and equipment, net of accumulated depreciation and amortization	378,782	361,547
Goodwill	130,317	122,605
Intangible assets, net of accumulated amortization	9,715	8,149
Restricted assets	1,198	1,220
Cost method investments	12,333	12,333
Deferred income taxes	10,558	11,567
Other non-current assets	12,796	13,148
Total assets	$652,574	$614,949
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,796	$4,926
Accounts payable	54,623	47,081
Other accrued liabilities	39,324	36,562
Total current liabilities	95,743	88,569
Long-term debt and capital leases, less current maturities	502,094	477,576
Other long-term liabilities	89,453	86,666
Total stockholders' deficit	(34,716)	(37,862)
Total liabilities and stockholders' deficit	$652,574	$614,949

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(2,206)	$(53,900)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,370	29,717
Depletion of landfill operating lease obligations	4,993	4,173
Interest accretion on landfill and environmental remediation liabilities	2,862	1,939
Amortization of debt issuance costs and discount on long-term debt	1,290	1,320
Stock-based compensation	4,198	2,912
Gain on sale of property and equipment	(370)	(97)
Southbridge Landfill non-cash closure charge (1)	1,273	63,526
Non-cash expense from acquisition activities and other items	211	—
Development project charge	311	—
Loss on debt extinguishment	7,352	517
Deferred income taxes	(725)	284
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(4,480)	(10,382)
Net cash provided by operating activities	48,079	40,009
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(19,369)	(2,694)
Additions to property, plant and equipment	(35,492)	(24,548)
Payments on landfill operating lease contracts	(3,467)	(3,177)
Proceeds from sale of property and equipment	469	382
Net cash used in investing activities	(57,859)	(30,037)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	528,900	117,000
Principal payments on long-term debt	(513,854)	(126,238)
Payments of debt issuance costs	(5,567)	(1,451)
Proceeds from the exercise of share based awards	398	858
Net cash provided by (used in) financing activities	9,877	(9,831)
Net increase in cash and cash equivalents	97	141
Cash and cash equivalents, beginning of period	1,995	2,544
Cash and cash equivalents, end of period	$2,092	$2,685
Supplemental Disclosure of Cash Flow Information:
Cash interest	$11,423	$14,079
Cash income taxes, net of refunds	$84	$189
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$3,267	$2,813

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)
Note 1: Southbridge Landfill Closure Charge
In June 2017, we initiated the plan to cease operations of our Southbridge Landfill. Accordingly, in the three and six months ended June 30, 2018, we recorded charges associated with the closure of our Southbridge Landfill as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Asset impairment charge (1)	$—	$47,999	$—	$47,999
Project development charge (2)	—	9,148	—	9,148
Environmental remediation charge (3)	—	6,379	—	6,379
Charlton settlement charge (4)	—	—	1,216	—
Legal and transaction costs (5)	172	588	543	588
Southbridge Landfill closure charge	$172	$64,114	$1,759	$64,114

(1)
We performed a test of recoverability under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 360, which indicated that the carrying value of our asset group that includes the Southbridge Landfill was no longer recoverable and, as a result, the asset group was assessed for impairment with an impairment charge allocated to the long-lived assets of the Southbridge Landfill in accordance with FASB ASC 360.

(2)	We wrote-off deferred costs associated with Southbridge Landfill permitting activities no longer deemed viable.

(3)	We recorded an environmental remediation charge associated with the future installation of a municipal waterline.

(4)	We established a reserve associated with settlement of the Town of Charlton's claim against us.

(5)	We incurred legal and other transaction costs associated with various matters as part of the Southbridge Landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income from Net income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$1,704	$(53,675)	$(2,206)	$(53,900)
Net income (loss) as a percentage of revenues	1.0%	(34.9)%	(0.7)%	(18.7)%
Provision (benefit) for income taxes	45	394	(1,543)	411
Other income	(342)	(326)	(431)	(405)
Loss on debt extinguishment	7,352	46	7,352	517
Interest expense, net	6,390	6,282	12,814	12,663
Expense from acquisition activities and other items	349	—	349	—
Southbridge Landfill closure charge	172	64,114	1,759	64,114
Contract settlement charge	—	—	2,100	—
Development project charge	—	—	311	—
Depreciation and amortization	17,386	15,868	33,370	29,717
Depletion of landfill operating lease obligations	2,601	2,409	4,993	4,173
Interest accretion on landfill and environmental remediation liabilities	1,440	974	2,862	1,939
Adjusted EBITDA	$37,097	$36,086	$61,730	$59,229
Adjusted EBITDA as a percentage of revenues	22.4%	23.4%	19.7%	20.6%
Depreciation and amortization	(17,386)	(15,868)	(33,370)	(29,717)
Depletion of landfill operating lease obligations	(2,601)	(2,409)	(4,993)	(4,173)
Interest accretion on landfill and environmental remediation liabilities	(1,440)	(974)	(2,862)	(1,939)
Adjusted Operating Income	$15,670	$16,835	$20,505	$23,400
Adjusted Operating Income as a percentage of revenues	9.5%	10.9%	6.5%	8.1%

Following is a reconciliation of Adjusted Net Income from Net income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$1,704	$(53,675)	$(2,206)	$(53,900)
Loss on debt extinguishment	7,352	46	7,352	517
Southbridge Landfill closure charge	172	64,114	1,759	64,114
Contract settlement charge	—	—	2,100	—
Development project charge	—	—	311	—
Expense from acquisition activities and other items	349	—	349	—
Tax effect (i)	(23)	316	(27)	318
Adjusted Net Income	$9,554	$10,801	$9,638	$11,049
Diluted weighted average common shares outstanding	43,916	41,811	42,516	41,698
Dilutive effect of options and other stock awards	—	1,137	1,246	1,132
Adjusted Diluted Weighted Average Common Shares Outstanding	43,916	42,948	43,762	42,830
Adjusted Diluted Earnings Per Common Share	$0.22	$0.25	$0.22	$0.26

(i)	The aggregate tax effect of the adjustments, including any impact of deferred tax adjustments.

Following is a reconciliation of Adjusted Diluted Earnings Per Common Share from Diluted earnings per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Diluted earnings per common share	$0.04	$(1.28)	$(0.05)	$(1.29)
Loss on debt extinguishment	0.17	—	0.17	0.01
Southbridge Landfill closure charge	—	1.52	0.03	1.53
Contract settlement charge	—	—	0.05	—
Development project charge	—	—	0.01	—
Expense from acquisition activities and other items	0.01	—	0.01	—
Tax effect	—	0.01	—	0.01
Adjusted Diluted Earnings Per Common Share	$0.22	$0.25	$0.22	$0.26

Following is a reconciliation of Free Cash Flow* and Normalized Free Cash Flow from Net cash provided by operating activities:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$35,285	$29,333	$48,079	$40,009
Capital expenditures	(26,574)	(15,856)	(35,492)	(24,548)
Payments on landfill operating lease contracts	(2,958)	(2,200)	(3,467)	(3,177)
Proceeds from sale of property and equipment	127	298	469	382
Free Cash Flow	$5,880	$11,575	$9,589	$12,666
Contract settlement costs (i)	—	—	2,100	—
Landfill closure, site improvement and remediation expenditures (ii)	1,237	588	1,663	588
Expense from acquisition activities and other items (iii)	138	—	138	—
Non-recurring capital expenditures (iv)	1,607	118	2,605	176
Normalized Free Cash Flow	$8,862	$12,281	$16,095	$13,430

(i)	Includes a contract settlement cash outlay associated with exiting a contract.

(ii)	Includes cash outlays associated with the Southbridge Landfill closure.

(iii)	Includes cash outlays associated with potential acquisition activities.

(iv)	Includes capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant.

Following is the Consolidated Net Leverage Ratio* and the reconciliations of Consolidated Funded Debt, Net* from long-term debt and capital leases and Consolidated EBITDA* from Net cash provided by operating activities:

Twelve Months Ended June 30, 2018
Consolidated Net Leverage Ratio (i)	3.68

(i)
Our credit agreement requires us to maintain a maximum consolidated net leverage ratio, to be measured at the end of each fiscal quarter ("Consolidated Net Leverage Ratio"). The Consolidated Net Leverage Ratio is calculated as consolidated long-term debt and capital leases, net of unencumbered cash and cash equivalents in excess of $2,000 ("Consolidated Funded Debt, Net", calculated at $515,900 as of June 30, 2018, or $515,992 of consolidated long-term debt and capital leases, less $92 of cash and cash equivalents in excess of $2,000 as of June 30, 2018), divided by consolidated EBITDA as defined by our credit agreement ("Consolidated EBITDA"). Consolidated EBITDA is based on operating results for the twelve months preceding the measurement date of June 30, 2018. A reconciliation of Consolidated EBITDA from Net cash provided by operating activities is as follows:

Twelve Months Ended June 30, 2018
Net cash provided by operating activities	$115,608
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(1,318)
Gain on sale of property and equipment	224
Non-cash expense from acquisition activities and other items	(211)
Developmental project charge	(311)
Loss on debt extinguishment	(7,352)
Stock based compensation	(7,718)
Southbridge Landfill non-cash closure charge	(1,273)
Interest expense, less amortization of debt issuance costs and discount on long-term debt	22,636
Provision for income taxes, net of deferred taxes	(673)
Adjustments as allowed by the credit agreement	20,532
Consolidated EBITDA	$140,144

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF 2018 OUTLOOK NON-GAAP MEASURES
(Unaudited)
(In thousands)

Following is a reconciliation of the Company's anticipated Adjusted EBITDA from anticipated Net income for the fiscal year ending December 31, 2018:

(Anticipated) Fiscal Year Ending December 31, 2018
Net income	$23,481 - $27,481
Interest expense, net	25,500
Expense from acquisition activities and other items	349
Southbridge Landfill closure charge	1,759
Contract settlement charge	2,100
Development project charge	311
Depreciation and amortization	65,000
Depletion of landfill operating lease obligations	11,000
Interest accretion on landfill and environmental remediation liabilities	5,500
Adjusted EBITDA	$135,000 - $139,000

Following is a reconciliation of the Company's anticipated Free Cash Flow and Normalized Free Cash Flow from anticipated Net cash provided by operating activities for the fiscal year ending December 31, 2018:

(Anticipated) Fiscal Year Ending December 31, 2018
Net cash provided by operating activities	$112,000 - $116,000
Capital expenditures	(74,000)
Payments on landfill operating lease contracts	(7,500)
Proceeds from sale of property and equipment	(500)
Free Cash Flow	$30,000 - $34,000
Contract settlement costs (i)	2,100
Landfill closure, site improvement and remediation expenditures (ii)	3,000
Expense from acquisition activities and other items (iii)	400
Non-recurring capital expenditures (iv)	6,500
Normalized Free Cash Flow	$42,000 - $46,000

(i)	Includes a contract settlement cash outlay associated with exiting a contract.

(ii)	Includes cash outlays associated with the Southbridge Landfill closure.

(iii)	Includes cash outlays associated with potential acquisition activities.

(iv)	Includes capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant.et participant.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three and six months ended June 30, 2018 and 2017 are as follows:

	Three Months Ended June 30,
	2018	% of Total Revenue	2017	% of Total Revenue
Collection	$74,564	45.0%	$66,308	43.1%
Disposal	47,246	28.5%	42,172	27.4%
Power generation	1,295	0.8%	1,554	1.0%
Processing	2,347	1.4%	2,137	1.3%
Solid waste operations	125,452	75.7%	112,171	72.8%
Organics	14,647	8.9%	11,005	7.2%
Customer solutions	15,950	9.6%	14,629	9.5%
Recycling	9,600	5.8%	16,211	10.5%
Total revenues	$165,649	100.0%	$154,016	100.0%

	Six Months Ended June 30,
	2018	% of Total Revenue	2017	% of Total Revenue
Collection	$141,039	45.0%	$126,145	43.8%
Disposal	87,480	27.9%	73,454	25.5%
Power generation	3,094	1.0%	2,906	1.0%
Processing	3,768	1.3%	3,796	1.4%
Solid waste operations	235,381	75.2%	206,301	71.7%
Organics	26,847	8.6%	20,219	7.0%
Customer solutions	31,119	9.9%	28,452	9.9%
Recycling	19,757	6.3%	32,846	11.4%
Total revenues	$313,104	100.0%	$287,818	100.0%

Components of revenue growth for the three months ended June 30, 2018 compared to the three months ended June 30, 2017 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$3,250	4.9%	2.9%	2.1%
Disposal	1,527	3.6%	1.4%	1.0%
Solid Waste Price	4,777		4.3%	3.1%
Collection	526		0.5%	0.4%
Disposal	1,104		1.0%	0.7%
Processing	35		—%	—%
Solid Waste Volume	1,665		1.5%	1.1%
Fuel surcharge and other fees	2,048		1.8%	1.3%
Commodity price and volume	(84)		(0.1)%	(0.1)%
Acquisitions, net divestitures	4,875		4.3%	3.2%
Total Solid Waste	13,281		11.8%	8.6%
Organics	3,642			2.4%
Customer Solutions	1,321			0.9%
Recycling Operations:			% of Recycling Operations
Price	(4,182)		(25.8)%	(2.7)%
Volume	(2,429)		(15.0)%	(1.6)%
Total Recycling	(6,611)		(40.8)%	(4.3)%
Total Company	$11,633			7.6%
Solid waste internalization rates by region for the three and six months ended June 30, 2018 and 2017 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Eastern region	50.6%	55.8%	50.5%	52.0%
Western region	75.0%	73.2%	74.8%	71.0%
Solid waste internalization	61.5%	63.7%	61.5%	60.8%
Components of capital expenditures (i) for the three and six months ended June 30, 2018 and 2017 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Growth Capital Expenditures	$399	$973	$960	$1,955
Non-Recurring Capital Expenditures	1,607	118	2,605	176
Replacement Capital Expenditures:
Landfill development	11,087	9,276	13,225	12,090
Vehicles, machinery, equipment and containers	12,720	4,370	16,687	8,341
Facilities	650	585	1,256	1,165
Other	111	534	759	821
Replacement Capital Expenditures	24,568	14,765	31,927	22,417
Capital Expenditures	$26,574	$15,856	$35,492	$24,548

(i)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or non-recurring activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Non-recurring capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition or assumption of significant new customers from a distressed or defunct market participant.